Exhibit 10.1

FIRST AMENDMENT TO

RIGHT OF FIRST OFFER AGREEMENT

This FIRST AMENDMENT TO RIGHT OF FIRST OFFER AGREEMENT (this “Amendment”), is made and entered into as of February 14, 2019, by and between Clearway Energy Group LLC (“CEG”) and Clearway Energy, Inc. (“CWEN”).

RECITALS

WHEREAS, CEG (formerly known as Zephyr Renewables LLC) and CWEN (formerly known as NRG Yield, Inc.) entered into a Right of First Offer Agreement as of August 31, 2018 (the “Agreement”); and

WHEREAS the Parties desire to amend certain provisions of the Agreement as more particularly set forth in this Amendment;

NOW THEREFORE, for mutual and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.              Amendment

a.              Section 1.1.  The following terms shall be inserted in the list of terms in alphabetical order:

i.      “Mililani I” consists of 100% of the membership interests in Mililani I Renewables, LLC, which in turn owns 100% of the membership interests in Mililani I Solar Holdings, LLC, which in turn owns 100% of the membership interests in Mililani I Solar, LLC.

ii.   “Waiawa” consists of 100% of the membership interests in Waiawa Renewables LLC, which in turn owns 100% of the membership interests in Waiawa Solar Holdings LLC, which in turn owns 100% of the membership interests in Waiawa Solar Power LLC.

b.              Section 2.1.  The first sentence of Section 2.1 shall be deleted in its entirety and replaced with the following: “During the Term, Zephyr hereby grants to Yield and its Subsidiaries a right of first offer on any proposed Transfer of each of Kawailoa, Oahu, Langford, Mesquite Star, Mililani I, Waiawa, Carlsbad (but only if Zephyr or one of its Subsidiaries has acquired Carlsbad following the assignment of NYLD Op’s rights and obligations under the Carlsbad Drop Down PSA pursuant to Section 6.04 of the Carlsbad Drop Down PSA) and the Solar Portfolio (the “Zephyr ROFO Assets”

2.                                      Entire Agreement and Amendments.  This Amendment shall become effective as of the date hereof.  No modification or amendment of this Amendment shall be binding unless evidenced in a writing signed by the parties.  Except as amended herein by this Amendment, the Agreement shall remain in full force and effect.  Capitalized terms used herein, and not otherwise defined, shall have the same meanings as set forth in the Agreement.

3.                                      Choice of Law.  This Amendment shall be governed in accordance with the laws of the jurisdiction specified in the Agreement.

4.                                      Counterparts.  This Amendment may be executed in several counterparts, each of which is an original and all of which together constitute one and the same instrument.  A signature on a copy of this Amendment received by any party by facsimile or .PDF document is binding upon the other parties as an original.  Each party agrees that a photocopy of such facsimile or .PDF document may also be treated by the parties as a duplicate original.

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first written above.

CLEARWAY ENERGY GROUP LLC		CLEARWAY ENERGY, INC.

By:	/s/ Craig Cornelius	By:	/s/ Christopher S. Sotos

Name:	Craig Cornelius	Name:	Christopher S. Sotos

Its:	Chief Executive Officer	Its:	President & CEO